COMMON STOCK                                                        COMMON STOCK

      THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. OR CRANFORD, N.J.

                                     SHARES
   SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER IMPORTANT INFORMATION
                               CUSIP 374297 10 9

                               GETTY REALTY CORP.
          a Corporation formed under the laws of the State of Maryland

THIS CERTIFIES THAT


is the owner of

              fully paid and nonassessable shares of Common Stock,
                          $.01 par value per share, of

     GETTY REALTY CORP. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated

/s/ Randi Young Filip
Secretary

/s/ Leo Liebowitz
President

     GETTY REALTY CORP.
     CORPORATE
     SEAL
     MARYLAND

                                IMPORTANT NOTICE

     The Corporation will furnish to any stockholder on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue, and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter") a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                          ----------------------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
      OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                          ----------------------------

     The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                      UNIF GIFT MIN ACT ________________   Custodian ____________
TEN ENT -- as tenants by the entireties                                (Custodian)                  (Minor)
JT TEN  -- as joint tenants with right of                               under Uniform Gifts to Minors Act of
           survivorship and not as tenants                              ________________________________________
           in common                                                    (State)

                  Additional abbreviations may alse be used though not in the above list.


         FOR VALUE RECEIVED, _________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________


_____________________________________________


_________________________________________________________________________________________________________
         (Please Print or Typewrite Name and Address, including Zip Code, of Assignee)


____________________________________________________(_____________________) sharee of Common Stock of the
Corporation represented by this Certificate and do hereby revocably constitute and appoint

_________________________________________________________________________________________________________
Attorney to transfer the said shares of Common Stock on the books of the Corporation. With full power of substitution in the premises.

Dated_____________________________________

                                                         _______________________________________________
                                                         NOTICE: This Signature To This Assignment Must
                                                         Correspond With The Name As Written Upon the Face
                                                         Of The Certificate in Every Particular, Without
                                                         Alteration Or Enlargement Of Any
                                                         Change Whatever.
